UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 6, 2010

WEBDIGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3433 West Broadway St., NE, Suite 501
Minneapolis, MN	55413
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (612) 767-3854

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On January 6, 2010, Webdigs, Inc. launched IggysHouse.com, a unique online website that offers consumers an opportunity to have their home listed for free on IggysHouse.com anywhere in the United States and free for 30 days on the real estate multiple listing service (MLS) in their area. After an initial free 30-day period, users of the IggysHouse.com service, in selected areas, will pay a fixed monthly fee of $49.99.  Initially, the selected areas that may generate fee revenue are the states of Minnesota, Wisconsin and Florida.   Webdigs believes that this “pay as you go” model will offer consumers interested in selling their home the ability to limit their marketing and selling expenses and avoid the traditional percentage fee costs associated with listing a home for sale.   In addition, Webdigs is hopeful that the IggysHouse.com business will provide an additional monthly income stream that is not dependent on real estate transaction closings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webdigs, Inc.

/s/ Robert A. Buntz, Jr.
Robert A. Buntz, Jr.
Chief Executive Officer and President